EXHIBIT 99.1

Hub Group, Inc. Reports Third Quarter 2023 Results

Highlights:

  Diluted earnings per share (EPS) of $0.97 and revenue of $1.0 billion for the quarter
  Quarterly operating income of $43 million (4.2% of revenue) driven by performance of our Logistics Segment
  Exceptionally strong balance sheet, ending the quarter with cash and cash equivalents of over $400 million
  Announced capital allocation plan, including a stock split effectuated by stock dividend, regular quarterly cash dividend, new share repurchase authorization and long-term leverage target

OAK BROOK, Ill., Oct. 26, 2023 (GLOBE NEWSWIRE) -- Hub Group, Inc. (NASDAQ:HUBG) announced third quarter 2023 net income of $30 million, and diluted earnings per share of $0.97. Net income for third quarter 2022 was $87 million, or $2.61 per diluted share. Third quarter results were impacted by lower gain on sale of assets of $7.8 million (pre-tax) as compared to the prior year ($0.18 per share), increased repair and maintenance expense of $3.0 million (pre-tax) as compared to the prior year ($0.07 per share), higher medical claims expense of $1.7 million (pre-tax) as compared to the prior year ($0.04 per share) and an increase in allowance for customer receivables of $1.1 million (pre-tax) as compared to the prior year ($0.03 per share), as well as consulting and office closure costs of $1.1 million (pre-tax, or $0.03 per share).

Capital Allocation Plan

Hub Group also announced today a comprehensive growth-focused capital allocation plan designed to drive long-term value creation and shareholder returns. Key elements of the plan include:

  Continued capital expenditure investments focused on growing the Company’s intermodal business, as well as technology investments to drive efficiency and support our customer value proposition
  Acquisition strategy focused on non-asset logistics businesses that provide an extension of our comprehensive service offering and build scale within our businesses
  2:1 Stock split effectuated through a stock dividend in January 2024 designed to improve market liquidity and trading performance
  Initiation of a quarterly cash dividend program, initially set at $0.50 per share per year, which Hub Group’s Board of Directors intends to begin in first quarter 2024
  New $250 million share repurchase plan, replacing the remaining availability under the current authorization
  Long-term leverage target of 0.75-1.25x net debt/EBITDA supporting this capital allocation plan, including discretionary share repurchase activity scaled by the outlook for capital expenditures and acquisitions

“Despite a very soft freight environment we are seeing the benefits of our strategy to diversify and expand into less cyclical and non-asset based services, with our Logistics Segment contributing nearly 70% of our operating income in the quarter. While profitability at our ITS Segment has been challenged, we have focused on reducing our costs and driving efficiency. We are very pleased to announce our capital allocation plan, which will allow for strong organic growth and service line diversification through acquisitions while returning capital to our shareholders. We remain focused on managing our costs and capital structure and supporting our customers with great service while investing in our core business and technology to drive success in a variety of market conditions,” said Phil Yeager, Hub Group’s President and Chief Executive Officer.

Third Quarter 2023 Results

Consolidated revenue for the third quarter of 2023 was $1.0 billion as compared to $1.4 billion in third quarter 2022. The decline in revenue was driven by changes in customer rates and volumes in our ITS and Logistics Segments. Purchased transportation and warehousing costs declined as compared to prior year due to lower volumes, reductions in third-party carrier costs and a higher percentage of insourced drayage. Salaries and benefits costs increased slightly relative to prior year due to $19 million of incremental expense for our drivers and warehouse employees, partially offset by an $18 million reduction in office employee compensation due to lower headcount and lower incentive compensation expense. Company driver count increased 12% as compared to the prior year, and the acquisition of TAGG added $4 million of compensation expense for the quarter. General and administrative expense decreased $10 million as compared to prior year due to lower legal and use tax expenses, and the impairment of a leased asset in the prior year. Depreciation and amortization expense increased as compared to prior year due to investments in our container and tractor fleets, as well as amortization of intangible assets related to the acquisition of TAGG. Operating income for the quarter was $43 million (4.2% of revenue) as compared to $118 million (8.7% of revenue) in the prior year. EBITDA (non-GAAP)1 for the quarter was $88 million.

Third quarter Intermodal and Transportation Solutions (“ITS”) Segment revenue was $595 million. Intermodal volume for the quarter decreased 16% as compared to prior year due to low transportation demand and an oversupply of truckload carrier capacity. Intermodal revenue declined due to volume, lower customer rates and lower accessorial revenue, and was offset by resilience of our dedicated service line. ITS operating income decreased to $13 million (2.3% of revenue) due to lower customer rates, volume and accessorials. These headwinds were partially offset by lower drayage costs, rail expenses and equipment costs. In third quarter 2023 we increased the portion of drayage handled on our own fleet to 78% as compared to 62% in the prior year.

Third quarter Logistics Segment revenue was $460 million, as compared to $525 million in the prior year. The decline in revenue was driven by lower revenue per load in our brokerage service line, partially offset by performance of our managed transportation, consolidation and final mile service lines, as well as contribution from our fulfillment business. Brokerage volumes were up 5% as compared to the prior year. Third quarter operating income was 6.3% of revenue as compared to 5.9% last year. Operating income was $29 million as compared to $31 million last year, as lower revenue was partially offset by lower purchased transportation costs and our yield management initiatives.

Capital expenditures for the third quarter of 2023 totaled $40 million. As of September 30, 2023, we had cash and cash equivalents of $401 million.

2023 Outlook

We expect our 2023 diluted earnings per share will range from $5.30 to $5.40. We estimate revenue will be approximately $4.2 billion. We project our effective tax rate for the year will be approximately 20%. We expect capital expenditures for containers, tractors, warehousing equipment and technology will range from $140 to $150 million.

Non-GAAP Financial Measure

In this press release, we present EBITDA, a non-GAAP financial measure of profitability defined as earnings before interest, taxes, depreciation and amortization. As required by the rules of the Securities and Exchange Commission (“SEC”), we have provided herein a reconciliation of this non-GAAP financial measure to Net Income, the most directly comparable measure under GAAP. Management believes that EBITDA provides relevant and useful information, which is used by our management as well as by many analysts, investors and competitors in our industry. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. EBITDA should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and is not necessarily comparable to non-GAAP measures that may be presented by other companies.

CONFERENCE CALL

Hub Group, Inc. will hold a conference call at 5:00 p.m. Eastern Time on October 26, 2023 to discuss our third quarter 2023 results.

Hosting the conference call will be Phil Yeager, President and CEO. Also participating on the call will be Brian Alexander, Chief Operating Officer, and Geoff DeMartino, Executive Vice President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s web site at www.hubgroup.com. The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please pre-register at

https://register.vevent.com/register/BI5bbce1927fe04ba4bb0a27bed6a406e1 to receive the dial-in number and unique PIN. On the day of the call, dial in approximately ten minutes prior to the scheduled call time and enter the unique participant PIN received during registration. The call will be limited to 60 minutes, including questions and answers. An audio replay will be available through the Investors link on the Company's web site at www.hubgroup.com. This replay will be available for 30 days.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by this discussion and, therefore, should be viewed with caution. Further information on the risks that may affect Hub Group’s business is included in filings it makes with the SEC from time to time, including those discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Hub Group assumes no obligation to update any such forward-looking statements.

SOURCE:  Hub Group, Inc.

CONTACT: Geoff DeMartino of Hub Group, Inc., +1-630-271-3623

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2023		2022
		% of		% of
	Amount	Revenue	Amount	Revenue
Operating revenue	$1,024,835	100.0%	$1,355,407	100.0%

Operating expenses:
Purchased transportation and warehousing	772,650	75.4%	1,023,052	75.5%
Salaries and benefits	138,503	13.5%	137,666	10.1%
Depreciation and amortization	36,065	3.5%	33,542	2.5%
Insurance and claims	11,681	1.1%	17,615	1.3%
General and administrative	24,146	2.4%	34,382	2.5%
Gain on sale of assets, net	(765)	-0.1%	(8,588)	-0.6%
Total operating expenses	982,280	95.8%	1,237,669	91.3%

Operating income	42,555	4.2%	117,738	8.7%

Other income (expense):
Interest expense, net	(3,537)	-0.3%	(2,190)	-0.2%
Interest income	2,838	0.2%	40	0.0%
Other, net	(188)	-0.0%	(384)	-0.0%
Total other expense, net	(887)	-0.1%	(2,534)	-0.2%

Income before provision for income taxes	41,668	4.1%	115,204	8.5%

Provision for income taxes	11,209	1.1%	27,879	2.1%

Net income	$30,459		$87,325

Earnings per share
Basic	$0.98		$2.63
Diluted	$0.97		$2.61

Basic weighted average number of shares outstanding	31,139		33,145
Diluted weighted average number of shares outstanding	31,493		33,521

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Nine Months Ended September 30,
	2023		2022
		% of		% of
	Amount	Revenue	Amount	Revenue
Operating revenue	$3,217,562	100.0%	$4,054,987	100.0%

Operating expenses:
Purchased transportation and warehousing	2,403,190	74.7%	3,081,299	76.0%
Salaries and benefits	417,757	13.0%	395,904	9.8%
Depreciation and amortization	106,899	3.3%	97,075	2.4%
Insurance and claims	36,041	1.1%	37,553	0.9%
General and administrative	76,445	2.4%	93,819	2.3%
Gain on sale of assets, net	(5,599)	-0.2%	(21,097)	-0.5%
Total operating expenses	3,034,733	94.3%	3,684,553	90.9%

Operating income	182,829	5.7%	370,434	9.1%

Other income (expense):
Interest expense, net	(9,623)	-0.3%	(5,301)	-0.1%
Interest income	6,302	0.2%	50	0.0%
Other, net	(81)	-0.0%	(446)	-0.0%
Total other expense, net	(3,402)	-0.1%	(5,697)	-0.1%

Income before provision for income taxes	179,427	5.6%	364,737	9.0%

Provision for income taxes	40,684	1.3%	87,063	2.1%

Net income	$138,743		$277,674

Earnings per share
Basic	$4.35		$8.29
Diluted	$4.31		$8.21

Basic weighted average number of shares outstanding	31,908		33,480
Diluted weighted average number of shares outstanding	32,208		33,807

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$400,686	$286,642
Accounts receivable trade, net	630,794	716,190
Accounts receivable other	5,590	3,967
Prepaid taxes	19,095	16,987
Prepaid expenses and other current assets	26,649	32,914
TOTAL CURRENT ASSETS	1,082,814	1,056,700

Restricted investments	19,809	18,065
Property and equipment, net	789,842	783,683
Right-of-use assets - operating leases	193,698	102,114
Right-of-use assets - financing leases	3,142	1,194
Other intangibles, net	177,032	197,386
Goodwill	629,772	629,402
Other assets	22,023	21,537
TOTAL ASSETS	$2,918,132	$2,810,081

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$345,451	$344,751
Accounts payable other	15,368	15,563
Accrued payroll	26,088	66,669
Accrued other	124,860	132,324
Lease liability - operating leases	39,688	29,547
Lease liability - financing leases	2,060	1,175
Current portion of long term debt	102,773	101,741
TOTAL CURRENT LIABILITIES	656,288	691,770

Long term debt	243,834	240,724
Non-current liabilities	48,496	43,505
Lease liability - operating leases	165,229	78,557
Lease liability - financing leases	997	-
Deferred taxes	174,220	155,923

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized;
no shares issued or outstanding in 2023 and 2022.	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized; 41,312,185 shares issued in both 2023 and 2022; 31,188,571 shares outstanding
in 2023 and 32,646,621 shares outstanding in 2022.	413	413
Class B: $.01 par value; 662,300 shares authorized;
574,903 shares issued and outstanding in both 2023 and 2022.	6	6

Additional paid-in capital	220,247	208,165
Purchase price in excess of predecessor basis, net of tax
benefit of $10,306	(15,458)	(15,458)
Retained earnings	1,920,325	1,781,582
Accumulated other comprehensive loss	(167)	(214)
Treasury stock; at cost, 10,123,614 shares in 2023
and 8,665,564 shares in 2022	(496,298)	(374,892)
TOTAL STOCKHOLDERS' EQUITY	1,629,068	1,599,602
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,918,132	$2,810,081

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022

Cash flows from operating activities:
Net income	$138,743	$277,674
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	136,775	111,413
Impairment of right-of-use asset	2,012	5,361
Deferred taxes	18,832	(1,427)
Compensation expense related to share-based compensation plans	16,031	14,973
Gain on sale of assets, net	(5,599)	(21,097)
Changes in operating assets and liabilities, net of acquisitions:
Restricted investments	(1,744)	7,368
Accounts receivable, net	83,664	(55,994)
Prepaid taxes	(2,108)	(1,408)
Prepaid expenses and other current assets	6,161	6,818
Other assets	(2,515)	(3,381)
Accounts payable	516	(21,169)
Accrued expenses	(46,243)	41,165
Non-current liabilities	(21,848)	(9,825)
Net cash provided by operating activities	322,677	350,471

Cash flows from investing activities:
Proceeds from sale of equipment	20,208	33,994
Purchases of property and equipment	(105,667)	(157,664)
Acquisitions, net of cash acquired	108	(102,661)
Net cash used in investing activities	(85,351)	(226,331)

Cash flows from financing activities:
Purchase of treasury stock	(117,352)	(75,000)
Purchase of treasury stock from related party	-	(34,767)
Repayments of long term debt	(80,965)	(81,905)
Stock withheld for payments of withholding taxes	(8,003)	(5,778)
Finance lease payments	(2,097)	(1,582)
Proceeds from issuance of debt	85,107	127,017
Net cash used in financing activities	(123,310)	(72,015)

Effect of exchange rate changes on cash and cash equivalents	28	12

Net increase in cash and cash equivalents	114,044	52,137
Cash and cash equivalents beginning of period	286,642	159,784
Cash and cash equivalents end of period	$400,686	$211,921

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)
(unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
Operating Revenue	2023	2022	2023	2022
Intermodal and Transportation Solutions	$595,308	$856,001	$1,919,189	$2,507,722
Logistics	460,309	525,178	1,382,999	1,614,775
Inter-segment eliminations	(30,782)	(25,772)	(84,626)	(67,510)
Total operating revenue	$1,024,835	$1,355,407	$3,217,562	$4,054,987

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
Operating Income	2023	2022	2023	2022
Intermodal and Transportation Solutions	$13,484	$86,772	$94,639	$273,069
Logistics	29,071	30,966	88,190	97,365
Total operating income	$42,555	$117,738	$182,829	$370,434

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
Depreciation and Amortization	2023	2022	2023	2022
Intermodal and Transportation Solutions	$27,493	$26,020	$81,751	$75,778
Logistics	8,572	7,522	25,148	21,297
Total depreciation and amortization	$36,065	$33,542	$106,899	$97,075

RECONCILIATION OF NET INCOME TO EBITDA (1)
(in thousands)
(unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

	2023	2022	2023	2022

Net Income	$30,459	$87,325	$138,743	$277,674

Interest Expense, net	699	2,150	3,321	5,251

Depreciation and Amortization	45,301	39,491	136,775	111,413

Provision for Income Taxes	11,209	27,879	40,684	87,063

EBITDA	$87,668	$156,845	$319,523	$481,401

(1) See the “Non-GAAP Financial Measure” section of this release for the definition of EBITDA and a discussion of this non-GAAP financial measure.